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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in this Post-effective Amendment No. 1 on Form S-3 (Form S-3 No. 333-86239) to the Registration Statement of FiNet.com, Inc. on Form S-1 of our reports dated August 12, 1998 appearing in the Annual Report on Form 10-K of FiNet.com, Inc. for the eight months ended December 30, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this registration Statement.

/s/ Reuben E. Price & Co.

San Francisco, CA
July 27, 2000